Exhibit 10.1
2008-000065H
PHYSICAL HEALTH INSURANCE
CONTRACT
AGREEMENT BETWEEN
Puerto Rico Health Insurance Administration (PRHIA) a public instrumentality of the Commonwealth of Puerto Rico organized pursuant to Act 72, of September 7, 1993, as amended, hereinafter referred to as the “ADMINISTRATION”, and represented by its Executive Director, Domingo Nevárez Ramírez, MHSA;
And
TRIPLE-S SALUD, INC., a private corporation duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, hereinafter referred to as “INSURER”, and represented by its Chief Executive Officer, Ms. Socorro Rivas;
Contractor Name
For the Provision of Health Insurance
coverage to eligible population under the

Government Health Insurance Plan

WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representative and successors, agree as follows:
WHEREAS: The parties entered into Contract number 08-065 (the Contract) to provide health insurance coverage for the North and Southwest Areas medically indigent population; enrolled in the Government Health Insurance Plan (GHIP) for the period through November 1, 2006 until June 30, 2008.
WHEREAS: The Contract was extended through the Amendment Number 08-065-F from July 1, 2008 until October 31, 2009, in consideration of the period of time needed by the ADMINISTRATION Board of Directors to decided who are the proponents selected to begin negotiations with the ADMINISTRATION.
WHEREAS: The Board of Directors of the ADMINISTRATION in a Extraordinary Meeting celebrated on October 2, 2009, decided not to award contracts to any of the proponents who submitted its proposal to the ADMINISTRATION for the physical, mental and oral health coverage under the Governmental Health Insurance Plan. The Board recommended that the contracts be extended until June 30, 2010. In a Meeting of the Board of Directors celebrated on October 30, 2009, the Board directed ASES to extend the contract for a two month period (from November 1, 2009 to December 31, 2009) to give the ADMINISTRATION the necessary time to negotiate the contract extension contemplated in the October 2, 2009 Extraordinary Meeting. In consideration of the decision of the Board of Director the parties agree to extend the Contract until December 31, 2009.
WHEREAS: The Board of Directors of the ADMINISTRATION in a Meeting celebrated on October 2, 2009, decided to extend the Contract until June 30, 2010 under the same contract number 08-065.

HENCEFORTH: The appearing Parties agree to extend the Contract #08-065 until June 30, 2010 and to amend the Article VIII, Section 22 and the Appendix C. The Amendment reads as follows:
Article I: To amend the following language at the end of Article VIII, Section 22, to read as follows:
For the period of the contract extension, effective from July 1st, 2009 through June 30, 2010, the INSURER assures that it will provide an adequate stop-loss insurance set at ten thousand dollars ($10,000.00).
Article II: To amend provision 1 in Article XXIX “Effective Date and Term” to read as follows:
1.	This contract shall be in effect from July 1st, 2009 until June 30, 2010.

2.	.......

3.	.......
Article III: To amend Appendix C, to incorporate the effective date of the premium rates for this contract period.
All other terms and conditions of the contract number 08-065; and its amendments 08-065A through 08-065G remain unchanged. In witness whereof, the parties have duly executed this Amendment on this ___day of June, 2010 and affixes below their respective signature.

/s/ Domingo Nevárez Ramírez
Domingo Nevárez Ramírez, MHSA
Executive Director Puerto Rico Health Insurance Administration

/s/ Socorro Rivas
SOCORRO RIVAS
Chief Executive Officer TRIPLE-S SALUD INC.

/s/ Luis A. Marini
LUIS A. MARINI, DMD
Chief Executive Officer

Appendix C
TRIPLE-S SALUD, INC./ TRIPLE C, INC.
The monthly premiums for all beneficiaries, including all those who are sixty-five (65) years and older who are Medicare beneficiaries Part A or Part A and B those who are sixty-five years and older who are not Medicare recipients is establish below on a per member per month (pmpm) rate; for the period of January 1st, 2010 to June 30, 2010.
Monthly Premiums Rates
SSS

		Fixed Administrative
Region or Area	Premiums	Cost	Profit
North	$87.99	$6.30	$2.20
Southwest	$87.71	$6.30	$2.19
The INSURER will be paid a fixed administrative cost fee and profit included in the total premium rate paid by the Administration as detailed above. Further, the INSURER’s aggregated net earnings (considering all INSURER’s Health Areas/Regions contracted with the ADMINISTRATION) in excess of 2.5 of the total aggregated earned premium in this contract year period will be shared with the ADMINISTRATION. The ADMINISTRATION share apportionment of the earnings shall be 75% and the INSURER share shall be 25%.